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                                                                   EXHIBIT 10.11

                                   LANCE, INC.

               2004 ANNUAL PERFORMANCE INCENTIVE PLAN FOR OFFICERS

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Purposes and              The primary purposes of the 2004 Annual Performance
Introduction              Incentive Plan for Officers are to:

                          _ Motivate behaviors that lead to the successful achievement of specific sales, financial and operations goals that support Lance's stated business strategy.

                          _ Emphasize link between participants' performance and rewards for meeting predetermined, specific goals.

                          _ Focus participant's attention on operational effectiveness from both an earnings and an investment perspective.

                          _ Promote the performance orientation at Lance and communicate to employees that greater responsibility carries greater rewards because more pay is "at risk."

                          For 2004, participants will be eligible to earn incentive awards based on Corporate Return on Capital Employed (ROCE), Divisional Return on Net Assets
                          (RONA) and individual performance objectives against specific goals as described below.

                          _    ROCE is calculated as follows:

                            Net Income + Interest Expense x (1 - Tax Rate)
                            ----------------------------------------------
                                     Average Equity + Average Debt

                          _    RONA is calculated as follows:

                                    Operating Profit x (1 - Tax Rate)
                        --------------------------------------------------------
                        Average Operating Assets - Average Operating Liabilities

                          Tax Rate shall be the actual income tax rate for ROCE and will be the income tax rate in the operating plan for the applicable operating unit for RONA.

                          To achieve the maximum motivational impact, plan goals and the awards that will be received for meeting those goals will be communicated to participants as soon as practical after the 2004 Plan is approved by the Compensation Committee of the Board of Directors.

                          Each participant will be assigned a Target Incentive, stated as a percent of Base Salary. The Target Incentive Award, or a greater or lesser amount,
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                          will be earned at the end of the plan year based on
                          the attainment of predetermined goals.

                          Base Salary shall be the annual rate of base compensation for the Plan Year which is set no later than April of such Plan Year.

                          Following year-end, 100% of the awards earned will be payable to participants in cash.

Plan Year                 The period over which performance will be measured is
                          the Company's fiscal year.

Eligibility and           Eligibility in the Plan is limited to Officers of
Participation             Lance who are key to Lance's success. The Compensation
                          Committee of the Board of Directors will review and approve participants nominated by the President and Chief Executive Officer. Participation in one year does not guarantee participation in a following year, but instead will be reevaluated and determined on an annual basis.

                          Participants in the Plan may not participate in any other annual incentive plan (e.g., sales incentives, etc.) offered by Lance or its affiliates. Attachment A includes the list of 2004 participants approved by the Compensation Committee at its April 22, 2004 meeting.

Target Incentive Awards   Each participant will be assigned a Target Incentive
                          expressed as a percentage of his or her Base Salary.
                          Participants may be assigned Target Incentives by position by salary level or based on other factors as determined by the Compensation Committee.

                          Target Incentives will be reevaluated at least every other year, if not annually. If the job duties of a position change during the year, or Base Salary is increased significantly, the Target Incentive shall be revised as appropriate.

                          Attachment A lists the Target Incentive and applicable
                          performance measure for each participant for the 2004
                          Plan Year. These Target Incentives will be reviewed
                          and adjusted annually by the Compensation Committee.
                          Target Incentives will be communicated to each
                          participant as close to the beginning of the year as
                          practicable, in writing. Final awards will be
                          calculated by multiplying each participant's Target
                          Incentive by the appropriate percentage (based on
                          financial and individual performance for the year, as
                          described below).
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Performance Measures      The 2004 financial performance measures for the
and Award Funding         Company as a whole and the operating units are shown
                          below. Specific goals and related payouts are also shown below.

                          Each operating unit will fund its own awards.

                                                 Minimum   Target   Maximum
                                                 -------   ------   -------
                          Lance, Inc. (ROCE)        *%        *%       *%
                          Lance Co. (RONA)          *%        *%       *%
                          Vista/Tamming (RONA)      *%        *%       *%
                          Award Level Funded       50%      100%      200%

                          [* Targets not required to be disclosed.]

                          Percent of payout will be determined on a straight line basis between minimum and maximum. There will be no payouts unless the minimum applicable performance measure is reached and there will be no payouts if the Company as a whole does not reach the minimum applicable performance measure.

                          The performance measures, specific numerical goals and the role of individual performance in determining final payouts will be communicated to each participant at the beginning of the year. Final Target Incentive Awards will be calculated after the Compensation Committee has reviewed the Company's audited financial statements for 2004 and determined the performance level achieved.

                          Minimum, Target and Maximum levels will be defined at the beginning of each year for each performance measure.

                          The following definitions for the terms Maximum, Target and Minimum should help set the goals for each year, as well as evaluate the payouts:

                          _ Maximum: Excellent; deserves an above-market bonus

                          _ Target: Normal or expected performance; deserves market level bonus

                          _ Minimum: Lowest level of performance deserving payment above base salary; deserves below market bonus

                          _ Below minimum: Deserves no additional pay beyond base salary

Individual                Each Officer will receive 100% of his or her Target
Performance               Incentive Award based on his or her applicable
                          performance measure except for those participants
                          listed on Attachment B, who will receive 75% to 90% of
                          his or her Target Incentive Award based on his or her
                          applicable performance measure and the remainder based
                          on his or her individual performance objective listed
                          on
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                          Attachment B.

Form and Timing           Final award payments will be made in cash as soon as
of Payments               practicable after award amounts are approved by the
                          Compensation Committee of the Board of Directors. All awards will be rounded to the nearest $100.

Change in Status          An employee hired into an eligible position during the
                          year may participate in the Plan for the balance of the year on a pro rata basis.

Certain Terminations of   In the event a participant voluntarily terminates
Employment                employment or is terminated involuntarily before the
                          end of the year, any award will be forfeited. In the event of death, permanent disability, or normal or early retirement, the award will be paid on a pro rata basis after the end of the plan year. Awards otherwise will be calculated on the same basis as for other participants, except that any adjustment for individual performance will be based on performance prior to the termination of employment.

Change In Control         In the event of a Change in Control, pro rata payouts
                          will be made at the greater of (1) Target or (2) actual results for the year-to-date, based on the number of days in the plan year preceding the Change in Control. Payouts will be made within 30 days after the relevant transaction has been completed.

                          "Change in Control" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

                          (i) Any Outside Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                          (ii) During any period of two (2) consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board (and any new Director, whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then in office who either were Directors at the beginning of the period or whose nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board; or

                          (iii) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all of the Company's assets other than a sale or disposition of all or substantially all of the Company's assets to an entity at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company
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                          immediately prior to such sale or disposition; or

                          (iv) The stockholders of the Company approve a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

                          However, in no event shall a "Change in Control" be deemed to have occurred with respect to a Participant if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the acquiring company or group or surviving entity (the "Purchaser") except for ownership of less than one percent (1%) of the equity of the Purchaser.

                          "Beneficial Owner" has the meaning ascribed to such term in Section 13(d) of the Exchange Act and Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                          "Board" means the Board of Directors of the Company.

                          "Director" means a member of the Board.

                          "Member of the Van Every Family" means (i) a lineal descendant of Salem A. Van Every, Sr., including adopted persons as well as persons related by blood,
                          (ii) a spouse of an individual described in clause (i) of this Paragraph or (iii) a trust, estate, custodian and other fiduciary or similar account for an individual described in clause (i) or (ii) of this Paragraph.

                          "Outside Person" means any Person other than (i) a Member of the Van Every Family, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (iii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company.

                          "Participant" means an employee of the Company who is granted an Award under this Plan.

Withholding               The Company shall withhold from award payments any
                          Federal, foreign, state or local income or other taxes
                          required to be withheld.
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Communications            Progress reports should be made to participants
                          quarterly showing the year-to-date performance results and the percentage of Target Incentives that would be earned if results remain at that level for the entire year.

Executive                 Notwithstanding any provisions to the contrary above,
Officers                  participation, Target Incentive Awards and prorations
                          for executive officers, including the President and Chief Executive Officer, shall be approved by the Compensation Committee.

Governance                The Compensation Committee of the Board of Directors
                          of Lance, Inc. is ultimately responsible for the
                          administration and governance of the Plan. Actions
                          requiring Committee approval include final
                          determination of plan eligibility and participation,
                          identification of performance measures, performance
                          objectives and final award determination. The
                          Committee retains the discretion to adjust any award
                          that is determined to be inappropriate due to
                          anomalies in the application of a performance measure.
                          The decisions of the Committee shall be conclusive and
                          binding on all participants.
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                                  ATTACHMENT A

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                                             Performance       Award       Target
        Name                 Title             Measure      Percentage   Incentive
        ----                 -----           -----------    ----------   ---------
P. A. Stroup, III     President and Chief   Lance, Inc.         *%           $*
                      Executive Officer     ROCE

H. D. Fields          Vice President and    Vista/Tamming       *%           $*
                      President, Vista      RONA
                      Bakery, Inc.

L. R. Gragnani, Jr.   Vice President        Lance, Inc.         *%           $*
                      - Information         ROCE
                      Technology/CIO

E. D. Leake           Vice President        Lance, Inc.         *%           $*
                      - Human Resources     ROCE

B. C. Preslar         Vice President        Lance, Inc.         *%           $*
                      - Finance and Chief   ROCE
                      Financial Officer

F. I. Lewis           Vice President        Lance Co.           *%           $*
                      - Sales               RONA

D. R. Perzinski       Treasurer             Lance, Inc.         *%           $*
                                            ROCE

M. E. Wicklund        Controller and        Lance, Inc.         *%           $*
                      Assistant Secretary   ROCE
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[* Award targets omitted for participants as targets not required to be disclosed.]
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                                  ATTACHMENT B

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                                                           Individual
                                           Individual     Performance
                                           Performance     Objective
      Name                Title             Objective      Percentage
      ----                -----            -----------    -----------
P.A. Stroup, III   President and Chief     Lance, Inc.         *%
                   Executive Officer         Safety

H.D. Fields        Vice President and     Vista/Tamming        *%
                   President, Vista          Safety
                   Bakery, Inc.

E.D. Leake         Vice President          Lance, Inc.         *%
                   - Human Resources         Safety

F.I. Lewis         Vice President         Direct Store         *%
                   - Sales               Delivery Sales
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[* Objective percentage omitted for participants as targets not required to be disclosed.]